EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Equity Incentive plan of Champions Oncology Inc., of our report dated July 18, 2012, with respect to the consolidated financial statements of Champions Oncology, Inc., included in its Annual Report (Form 10-K) for the year ended April 30, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland

July 18, 2012